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                                   EXHIBIT 11

                         Washington Trust Bancorp, Inc.
                        Computation of Per Share Earnings
                  For the Periods Ended June 30, 1999 and 1998




Three months ended June 30,                                     1999                             1998
------------------------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)                Basic          Diluted            Basic         Diluted
                                                 ----------------- --------------- ---------------- --------------
Net income                                             $2,699           $2,699           $2,512          $2,512
Share amounts:
   Average outstanding                               10,122.8         10,122.8          9,959.9         9,959.9
   Common stock equivalents                                 -            217.0                -           384.1
------------------------------------------------ ----------------- --------------- ---------------- --------------
   Weighted average outstanding                      10,122.8         10,339.8          9,959.9        10,344.0
------------------------------------------------ ----------------- --------------- ---------------- --------------
Earnings per share                                       $.27             $.26             $.25            $.24
------------------------------------------------ ----------------- --------------- ---------------- --------------



Six months ended June 30,                                       1999                             1998
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(In thousands, except per share amounts)                Basic          Diluted            Basic         Diluted
                                                 ----------------- --------------- ---------------- --------------
Net income                                             $5,312           $5,312           $4,905          $4,905
Share amounts
   Average outstanding                               10,090.1         10,090.1          9,966.9         9,966.9
   Common stock equivalents                                 -            246.0                -           397.8
------------------------------------------------ ----------------- --------------- ---------------- --------------
   Weighted average outstanding                      10,090.1         10,336.1          9,966.9        10,364.7
------------------------------------------------ ----------------- --------------- ---------------- --------------
Earnings per share                                       $.53             $.51             $.49            $.47
------------------------------------------------ ----------------- --------------- ---------------- --------------
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